ARVINAS

April 21, 2024

Dear Randy,

Congratulations on your promotion to Chief Business Officer, effective April 21,2024. You are a valued member of the Arvinas Executive Committee, and your work is important and appreciated.

In recognition of your promotion, you will also receive equity grants with an approximate combined value of $1,000,000 where 50% of the value will be in the form of Restricted Stock Units (RSUs) and 50% in the form of Incentive Stock Options (ISOs). Both grants will carry a 2-year vesting schedule whereby 50% of the grants will vest on each successive anniversary date based on the effective date of the promotion. Equity grants are subject to the approval of the Compensation Committee scheduled for May 20th, 2024.

The details of your promotion are outlined below. We wish you continued success in your new role.

	Current	New
Position Title:	Sr. Vice President, Corporate & Business Dev.	Chief Business Officer
Annualized Salary:	$452,493.86	$485,000
Position Salary Range:		$409,200 - $500,100
% Increase to Salary:		7.2%
Bonus Target:	40%	45%
RSU Award		$500,000 (approximate value)
ISO Award		$500,000 (approximate value)
Effective Date of Promotion:	April 21, 2024	

Best regards,

DocuSigned by:

BB3A0BF561054D9...

John Houston
Chief Executive Officer (CEO) & President